Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces First Quarter 2021 Earnings; Increases Quarterly Dividend

Indiana, PA, April 27, 2021 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the first quarter of 2021.

Financial Summary

(dollars in thousands,	For the Three Months Ended
except per share data)	March 31,	December 31,	March 31,
	2021	2020	2020
Reported Results
Net income	$39,770	$25,683	$4,727
Diluted earnings per share	$0.41	$0.27	$0.05
Return on average assets	1.77%	1.12%	0.23%
Return on average equity	14.98%	9.48%	1.77%

Operating Results (non-GAAP)(1)
Core net income	$39,855	$26,102	$4,730
Core diluted earnings per share	$0.41	$0.27	$0.05
Core pre-tax pre-provision net revenue	$45,046	$40,092	$36,730
Provision expense	($4,390)	$7,680	$30,967
Net charge-offs	$3,270	$4,825	$3,529
Reserve build/(release)(2)	($4,546)	$13,002	$27,439
Core return on average assets (ROAA)	1.77%	1.14%	0.23%
Core pre-tax pre-provision ROAA	2.00%	1.75%	1.77%
Return on average tangible common equity	21.58%	13.80%	2.92%
Core return on average tangible common equity	21.63%	14.02%	2.92%
Core efficiency ratio	53.18%	56.00%	58.19%
Net interest margin (FTE)	3.40%	3.26%	3.65%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

First Quarter 2021 Highlights
Financial results
•Net income of $39.8 million and diluted earnings per share totaled $0.41, an increase of $14.1 million, or $0.14 per share from the previous quarter
•Pre-tax pre-provision net revenue (PPNR)(1) totaled $44.9 million, an increase of $5.4 million from the previous quarter and an increase of $8.2 million from the first quarter of 2020

◦PPNR ROAA of 2.00% increased by 27 basis points from the previous quarter
•The Company achieved positive operating leverage during the first quarter of 2021
◦Core revenue(1) grew $0.8 million, or 0.9% from the prior quarter
◦Core noninterest expense(1) decreased $2.2 million, or 4.2%, from the prior quarter
•Net interest income (FTE) of $69.8 million increased $1.9 million from the previous quarter
•Noninterest income of $27.3 million (excluding net security gains) increased $0.8 million from the previous quarter
•Noninterest expense of $51.9 million decreased $2.7 million from the previous quarter
•Portfolio loans (excluding Paycheck Protection Program (PPP) loans) decreased $23.9 million from the previous quarter despite consumer loan growth, due in part to commercial loan payoffs
•Approximately $215.7 million of PPP loans were forgiven in the first quarter, offset by $215.3 million in new PPP loan production, resulting in the total PPP loan balance at March 31, 2021 of $478.5 million, which was fairly consistent with the balance at December 31, 2020 of $478.9 million.
•Average deposits increased $20.4 million, or 1.1% annualized compared to the prior quarter despite $81.1 million in intentional time deposit runoff
◦End of period deposits grew by $430.6 million from the end of the fourth quarter
◦Average noninterest-bearing deposits grew $100.9 million, or 17.4% annualized compared to the prior quarter
•Tangible book value per share grew 9.7% annualized compared to the prior quarter and 6.2% year-over-year
•First Commonwealth Bank has been recognized for the third consecutive year by Forbes as one of the World's Best Banks for 2021.
Profitability
•The core efficiency ratio(1) improved 282 basis points to 53.18% compared to the prior quarter
•The return on average assets (ROA) improved 65 basis points to 1.77% compared to the prior quarter
•Pre-tax pre-provision ROA(1) for the quarter ended March 31, 2021 was 2.00% as compared to 1.73% in the prior quarter and 1.77% in the prior year quarter
•The net interest margin of 3.40% increased 14 basis points compared to the prior quarter and decreased 25 basis points as compared to the prior year quarter
Strong capital and liquidity positions
•On April 26, 2021, the Board of Directors authorized a 4.5% increase in the quarterly cash dividend to shareholders
•Bank-level Tier 1 Capital ratio of 12.00%, which represents $271.0 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•Total available liquidity of $4.5 billion
•On January 26, 2021, the Company announced that its Board of Directors authorized a new $25.0 million share repurchase program of the Company’s common stock. A total of 28,012 shares were purchased under this program during the first quarter of 2021 for a weighted average price of $13.99 per share.

Asset quality
•The provision for credit losses was $(4.4) million, a decrease of $12.1 million from the previous quarter
•Reserve build/(release)(2) totaled $(4.5) million, bringing reserves to total loans (excluding PPP) down to 1.55% from 1.61% last quarter
•Nonaccrual loans of $43.7 million decreased $1.9 million from the previous quarter
•Net charge-offs on loans totaled $3.3 million, a decrease of $1.5 million from the previous quarter
◦Net charge-offs as a percentage of average loans outstanding (annualized) was 0.20% in the first quarter of 2021, down from 0.28% last quarter
“While the reserve release is certainly a positive reflection of our asset quality trends and the improved macroeconomic environment, the trajectory of our fundamental operating performance is even more encouraging,” stated T. Michael Price, President and Chief Executive Officer. “Our consumer loans are growing, our commercial pipelines have started to build and our fee generating businesses all had another solid quarter. At the same time, the team helped 2,500 small and mid-sized businesses secure roughly $255 million in PPP funding during the quarter.” Price continued, “Last week, Forbes released their list of the World's Best Banks for 2021. For the third year in a row, First Commonwealth is proud to be one of 75 banks from the United States receiving this distinction. This recognition gives us even more confidence that our Company is well-positioned to reward all of our stakeholders.”
Earnings
Net income for the first quarter of 2021 was $39.8 million, or $0.41 per share, compared to $25.7 million, or $0.27 per share in the fourth quarter of 2020 and $4.7 million, or $0.05 per share for the first quarter of 2020.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $69.8 million increased $1.9 million from the previous quarter and $1.6 million from the prior year quarter. The increase from the prior quarter was primarily due to a $2.4 million increase in fees and interest on PPP loans and a $189.4 million increase in average investment securities, partially offset by an $81.1 million decrease in higher cost time deposits. Interest and fee income recognized on PPP loans totaled $7.9 million in the first quarter as compared to $5.5 million in the prior quarter.
The net interest margin for the first quarter of 2021 was 3.40%, an increase of 14 basis points from the previous quarter and a decrease of 25 basis points from the first quarter of 2021. The increase from the fourth quarter of 2020 was due primarily to a 258 basis point increase in the yield on PPP loans (inclusive of loan forgiveness) and a six basis point decrease in the cost of deposits, partially offset by a 1 basis point increase in the yield on loans.
Total average deposits grew $20.4 million in the first quarter of 2021 as compared to the previous quarter. Balance sheet management strategies that reduced deposits by the end of the fourth quarter were offset by deposit growth in the first quarter of $430.6 million. Average noninterest bearing deposits grew $100.9 million and offset an $81.1 million decrease in average time deposits.
Asset Quality
The Company adopted CECL on December 31, 2020, effective January 1, 2020.
Provision expense in the first quarter of 2021 totaled $(4.4) million, a decrease of $12.1 million from the previous quarter. The provision expense in the fourth quarter 2020 included $3.2 million for unfunded commitments as a result of the adoption of CECL and use of life-of-loan loss rates.
At March 31, 2021, nonperforming loans totaled $50.4 million, a decrease of $3.7 million from the previous quarter and a decrease of $8.8 million from the previous year quarter. Nonperforming loans represented 0.80% of total loans (excluding PPP) as of March 31, 2021, down from 0.86% and 0.93% for the periods ended December 31, 2020 and March 31, 2020, respectively.
At March 31, 2021, criticized loans totaled $272.1 million, a decrease of $30.7 million from the previous quarter.

During the first quarter of 2021, net charge-offs were $3.3 million, compared to $4.8 million in the prior quarter and $3.5 million in the first quarter of 2020. Net charge-offs were 0.20%, 0.28% and 0.23% of average loans for the periods ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.
Noninterest Income and Noninterest Expense
Noninterest income totaled $27.3 million for the first quarter of 2021, as compared to $26.6 million for the fourth quarter of 2020 and $19.3 million for the first quarter of 2020 (excluding net securities gains). There were no material securities gains during the current or comparable quarters.
The $0.8 million increase from the previous quarter was primarily due to a $1.8 million increase in the derivative mark-to-market adjustment on interest rate swaps as a result of changes in fair value due to movement in bond spreads, swap rates and counterparty credit risk. This increase was partially offset by a $0.6 million decrease in fee income related to new interest rate swaps due to lower commercial demand. Income from mortgage gain on sale improved by $0.4 million over the prior quarter but was offset by a $0.9 million negative interest rate hedge adjustment.
Noninterest expense (excluding branch consolidation, early retirement and COVID-19 related expenses) totaled $51.7 million for the first quarter of 2021, as compared to $54.0 million for the fourth quarter of 2020 and $50.2 million for the first quarter of 2020. The $2.3 million decrease from the previous quarter was primarily the result of a $2.7 million decrease in salaries and benefits due to a $1.0 million seasonal decrease in hospitalization expense, a $0.7 million decrease in incentive expense and an increase of $0.5 million in deferred expense related to PPP originations. The decrease from the previous quarter was partially offset by a $1.1 million increase in occupancy expense due to seasonal snow removal expense and maintenance.
The core efficiency ratio was 53.18% during the first quarter of 2021 as compared to 56.00% in the previous quarter and 58.19% in the first quarter of 2020.
Full time equivalent staff was 1,387 at March 31, 2021, 1,389 at December 31, 2020, and 1,510 at March 31, 2020. The decrease from the prior year quarter is the result of a company-wide hiring freeze implemented at the end of the first quarter of 2020 and the consolidation of 20% of the bank’s branch facilities in the fourth quarter of 2020.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.115 per share, which represents a 4.5% increase from the previous quarter. The cash dividend is payable on May 21, 2021 to shareholders of record as of May 7, 2021. This dividend represents a 3.2% projected annual yield utilizing the April 26, 2021 closing market price of $14.34.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at March 31, 2021 were 15.4%, 12.6%, 9.7% and 11.6% respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter of 2021 on Wednesday, April 28, 2021 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-833-302-1887 conference ID # 4592861 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-585-8367 and entering the conference ID # 4592861. A link to the webcast replay will also be accessible on the company’s web.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 119 community banking offices in 26 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as

Hudson, and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the effects of the COVID-19 pandemic on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
SUMMARY RESULTS OF OPERATIONS
Net interest income	$69,442	$67,492	$67,724
Provision for credit losses	(4,390)	7,680	30,967
Noninterest income	27,355	26,622	19,273
Noninterest expense	51,859	54,552	50,271
Net income	39,770	25,683	4,727
Core net income (5)	39,855	26,102	4,730
Earnings per common share (diluted)	$0.41	$0.27	$0.05
Core earnings per common share (diluted) (6)	$0.41	$0.27	$0.05
KEY FINANCIAL RATIOS
Return on average assets	1.77%	1.12%	0.23%
Core return on average assets (7)	1.77%	1.14%	0.23%
Return on average assets, pre-provision, pre-tax	2.00%	1.73%	1.77%
Core return on average assets, pre-provision, pre-tax	2.00%	1.75%	1.77%
Return on average shareholders' equity	14.98%	9.48%	1.77%
Return on average tangible common equity (8)	21.58%	13.80%	2.92%
Core return on average tangible common equity (9)	21.63%	14.02%	2.92%
Core efficiency ratio (2)(10)	53.18%	56.00%	58.19%
Net interest margin (FTE) (1)	3.40%	3.26%	3.65%

Book value per common share	$11.30	$11.12	$10.79
Tangible book value per common share (11)	8.01	7.82	7.54
Market value per common share	14.37	10.94	9.14
Cash dividends declared per common share	0.11	0.11	0.11
ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.75%	0.80%	0.93%
Nonperforming loans as a percent of end-of-period loans, excluding PPP loans (3)	0.80%	0.86%	0.93%
Nonperforming assets as a percent of total assets (3)	0.55%	0.62%	0.74%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.58%	0.65%	0.74%
Net charge-offs as a percent of average loans (annualized) (4)	0.20%	0.28%	0.23%
Net charge-offs as a percent of average loans, excluding PPP loans (annualized) (4)	0.21%	0.30%	0.23%
Allowance for credit losses as a percent of nonperforming loans (4)	192.06%	187.43%	133.71%
Allowance for credit losses as a percent of end-of-period loans (4)	1.44%	1.50%	1.25%
Allowance for credit losses as a percent of end-of-period loans, excluding PPP loans (4)	1.55%	1.61%	1.25%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.5%	11.8%	12.4%
Tangible common equity as a percent of tangible assets (12)	8.5%	8.6%	9.0%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	8.9%	9.1%	9.0%
Leverage Ratio	9.7%	9.4%	9.9%
Risk Based Capital - Tier I	12.6%	12.2%	11.6%
Risk Based Capital - Total	15.3%	14.9%	14.2%
Common Equity - Tier I	11.6%	11.2%	10.5%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
INCOME STATEMENT
Interest income	$74,061	$73,306	$79,329
Interest expense	4,619	5,814	11,605
Net Interest Income	69,442	67,492	67,724
Provision for credit losses	(4,390)	7,680	30,967
Net Interest Income after Provision for Credit Losses	73,832	59,812	36,757
Net securities gains	6	23	19
Trust income	2,516	2,327	2,111
Service charges on deposit accounts	4,047	4,321	4,745
Insurance and retail brokerage commissions	2,172	1,868	1,995
Income from bank owned life insurance	1,951	1,589	1,616
Gain on sale of mortgage loans	5,046	5,538	2,546
Gain on sale of other loans and assets	1,690	1,676	699
Card-related interchange income	6,427	6,377	5,262
Derivative mark-to-market	1,430	(399)	(1,741)
Swap fee income	146	724	214
Other income	1,924	2,578	1,807
Total Noninterest Income	27,355	26,622	19,273
Salaries and employee benefits	28,671	31,388	29,977
Net occupancy	4,773	3,668	4,973
Furniture and equipment	3,948	3,925	3,778
Data processing	3,052	2,739	2,467
Pennsylvania shares tax	832	1,254	738
Advertising and promotion	1,324	879	1,150
Contributions	731	439	472
Intangible amortization	866	897	934
Other professional fees and services	751	1,131	898
FDIC insurance	696	1,062	28
Litigation and operational losses	479	373	390
Loss on sale or write-down of assets	9	264	213
COVID-19 related	74	307	23
Voluntary early retirement	—	118	—
Branch consolidation	40	128	—
Other operating expenses	5,613	5,980	4,230
Total Noninterest Expense	51,859	54,552	50,271
Income before Income Taxes	49,328	31,882	5,759
Income tax provision	9,558	6,199	1,032
Net Income	$39,770	$25,683	$4,727

Shares Outstanding at End of Period	96,248,476	96,130,751	98,015,396
Average Shares Outstanding Assuming Dilution	96,233,647	96,344,398	98,361,494

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2021	2020	2020
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$83,989	$100,009	$118,413
Interest-bearing bank deposits	420,645	256,572	15,762
Securities available for sale, at fair value	1,056,703	843,450	992,041
Securities held to maturity, at amortized cost	407,833	361,844	318,256
Loans held for sale	20,604	33,436	25,783

Loans	6,736,894	6,761,183	6,313,944
Allowance for credit losses	(96,763)	(101,309)	(79,075)
Net loans	6,640,131	6,659,874	6,234,869

Goodwill and other intangibles	316,148	316,820	318,891
Other assets	470,936	496,099	491,090
Total Assets	$9,416,989	$9,068,104	$8,515,105

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,616,303	$2,319,958	$1,751,524

Interest-bearing demand deposits	267,571	250,353	326,122
Savings deposits	4,501,456	4,305,391	4,034,759
Time deposits	483,926	562,964	810,683
Total interest-bearing deposits	5,252,953	5,118,708	5,171,564

Total deposits	7,869,256	7,438,666	6,923,088

Short-term borrowings	110,762	117,373	146,971
Long-term borrowings	233,012	233,255	233,955
Total borrowings	343,774	350,628	380,926

Other liabilities	116,479	210,193	153,167
Shareholders' equity	1,087,480	1,068,617	1,057,924
Total Liabilities and Shareholders' Equity	$9,416,989	$9,068,104	$8,515,105

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2021	Rate	2020	Rate	2020	Rate
NET INTEREST MARGIN

Assets
Loans, excluding PPP loans (FTE)(1)(3)	$6,292,076	3.91%	$6,387,174	3.90%	$6,255,825	4.63%
PPP Loans	489,375	6.58%	548,279	4.00%	—	—%
Securities and interest-bearing bank deposits (FTE) (1)	1,530,107	1.54%	1,340,756	1.62%	1,255,699	2.46%
Total Interest-Earning Assets (FTE) (1)	8,311,558	3.63%	8,276,209	3.54%	7,511,524	4.27%
Noninterest-earning assets	818,896		845,094		825,797
Total Assets	$9,130,454		$9,121,303		$8,337,321

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,603,822	0.10%	$4,603,255	0.14%	$4,215,323	0.48%
Time deposits	528,265	0.75%	609,350	1.05%	825,966	1.65%
Short-term borrowings	119,369	0.11%	131,806	0.10%	202,314	1.17%
Long-term borrowings	233,113	4.41%	233,352	4.37%	234,050	4.41%
Total Interest-Bearing Liabilities	5,484,569	0.34%	5,577,763	0.41%	5,477,653	0.85%
Noninterest-bearing deposits	2,413,887		2,313,009		1,676,362
Other liabilities	155,443		152,396		111,988
Shareholders' equity	1,076,555		1,078,135		1,071,318
Total Noninterest-Bearing Funding Sources	3,645,885		3,543,540		2,859,668
Total Liabilities and Shareholders' Equity	$9,130,454		$9,121,303		$8,337,321

Net Interest Margin (FTE) (annualized)(1)		3.40%		3.26%		3.65%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	March 31,	December 31,	March 31,
	2021	2020	2020
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,077,218	$1,077,132	$1,272,240
Paycheck Protection Program	478,453	478,854	—
Commercial real estate	2,167,506	2,211,569	2,190,098
Real estate construction	316,207	340,850	332,814
Total Commercial	4,039,384	4,108,405	3,795,152

Consumer Loan Portfolio:
Closed-end mortgages	1,178,640	1,165,951	1,103,281
Home equity lines of credit	577,975	584,641	587,859
Real estate construction	88,373	86,371	80,644
Total Real Estate - Consumer	1,844,988	1,836,963	1,771,784

Auto loans	759,061	712,800	626,256
Direct installment	32,143	36,165	46,029
Personal lines of credit	55,719	61,072	68,240
Student loans	5,599	5,778	6,483
Total Other Consumer	852,522	815,815	747,008
Total Consumer Portfolio	2,697,510	2,652,778	2,518,792
Total Portfolio Loans	6,736,894	6,761,183	6,313,944
Loans held for sale	20,604	33,436	25,783
Total Loans	$6,757,498	$6,794,619	$6,339,727

	March 31,	December 31,	March 31,
	2021	2020	2020
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$23,056	$30,801	$46,109
Loans held for sale on a nonaccrual basis	—	13	—
Troubled debt restructured loans on nonaccrual basis	20,628	14,740	5,522
Troubled debt restructured loans on accrual basis	6,697	8,512	7,509
Total Nonperforming Loans	$50,381	$54,066	$59,140
Other real estate owned ("OREO")	916	1,215	2,697
Repossessions ("Repos")	833	613	836
Total Nonperforming Assets	$52,130	$55,894	$62,673
Loans past due in excess of 90 days and still accruing	1,079	1,523	1,427
Classified loans	72,026	76,179	90,233
Criticized loans	272,143	302,813	117,535

Nonperforming assets as a percentage of total loans, plus OREO and Repos (4)	0.77%	0.83%	0.99%
Allowance for credit losses	$96,763	$101,309	$79,075

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$479	$1,027	$405
Real estate construction	—	—	—
Commercial real estate	1,511	2,364	222
Residential real estate	68	5	502
Loans to individuals	1,212	1,429	2,400
Net Charge-offs	$3,270	$4,825	$3,529

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.20%	0.28%	0.23%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	0.21%	0.30%	0.23%
Provision for credit losses as a percentage of net charge-offs	(134.25)%	159.17%	877.50%
Provision for credit losses	$(4,390)	$7,680	$30,967

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

Interest income	$74,061	$73,306	$79,329
Adjustment to fully taxable equivalent basis (1)	309	333	397
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	74,370	73,639	79,726
Interest expense	4,619	5,814	11,605
Net interest income, (FTE) (1)	$69,751	$67,825	$68,121

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

Net Income	$39,770	$25,683	$4,727
Intangible amortization	866	897	934
Tax benefit of amortization of intangibles	(182)	(188)	(196)
Net Income, adjusted for tax affected amortization of intangibles	$40,454	$26,392	$5,465

Average Tangible Equity:
Total shareholders' equity	$1,076,555	$1,078,135	$1,071,318
Less: intangible assets	316,438	317,178	319,269
Tangible Equity	760,117	760,957	752,049
Less: preferred stock	—	—	—
Tangible Common Equity	$760,117	$760,957	$752,049

(8)Return on Average Tangible Common Equity	21.58%	13.80%	2.92%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

Core Net Income:
Total Net Income	$39,770	$25,683	$4,727
Net securities gains	(6)	(23)	(19)
Tax benefit of net securities gains	1	5	4
COVID-19 related	74	307	23
Tax benefit of COVID 19 related	(16)	(64)	(5)
Early retirement related	—	118	—
Tax benefit of early retirement related expenses	—	(25)	—
Branch consolidation related	40	128	—
Tax benefit of bank consolidation related expenses	(8)	(27)	—
(5) Core net income	$39,855	$26,102	$4,730
Average Shares Outstanding Assuming Dilution	96,233,647	96,344,398	98,361,494
(6) Core Earnings per common share (diluted)	$0.41	$0.27	$0.05

Intangible amortization	866	897	934
Tax benefit of amortization of intangibles	(182)	(188)	(196)
Core Net Income, adjusted for tax affected amortization of intangibles	$40,539	$26,811	$5,468

(9) Core Return on Average Tangible Common Equity	21.63%	14.02%	2.92%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Core Return on Average Assets:
Total Net Income	$39,770	$25,683	$4,727
Total Average Assets	9,130,454	9,121,303	8,337,321
Return on Average Assets	1.77%	1.12%	0.23%

Core Net Income (5)	$39,855	$26,102	$4,730
Total Average Assets	9,130,454	9,121,303	8,337,321
(7) Core Return on Average Assets	1.77%	1.14%	0.23%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Core Efficiency Ratio:
Total Noninterest Expense	$51,859	$54,552	$50,271
Adjustments to Noninterest Expense:
Unfunded commitment reserve	—	—	(2,539)
Intangible amortization	866	897	934
COVID-19 related	74	307	23
Early retirement related	—	118	—
Branch consolidation related	40	128	—
Noninterest Expense - Core	$50,879	$53,102	$51,853

Net interest income, (FTE)	$69,751	$67,825	$68,121
Total noninterest income	27,355	26,622	19,273
Net securities gains	(6)	(23)	(19)
Total Revenue	97,100	94,424	87,375

Adjustments to Revenue:
Derivative mark-to-market	1,430	(399)	(1,741)
Total Revenue - Core	$95,670	$94,823	$89,116

(10)Core Efficiency Ratio	53.18%	56.00%	58.19%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	March 31,	December 31,	March 31,
	2021	2020	2020
Tangible Equity:
Total shareholders' equity	$1,087,480	$1,068,617	$1,057,924
Less: intangible assets	316,148	316,820	318,891
Tangible Equity	771,332	751,797	739,033
Less: preferred stock	—	—	—
Tangible Common Equity	$771,332	$751,797	$739,033

Tangible Assets:
Total assets	$9,416,989	$9,068,104	$8,515,105
Less: intangible assets	316,148	316,820	318,891
Tangible Assets	$9,100,841	$8,751,284	$8,196,214
Less: PPP loans	478,453	478,854	—
Tangible Assets, excluding PPP loans	$8,622,388	$8,272,430	$8,196,214

(12)Tangible Common Equity as a percentage of Tangible Assets	8.48%	8.59%	9.02%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	8.95%	9.09%	9.02%

Shares Outstanding at End of Period	96,248,476	96,130,751	98,015,396
(11)Tangible Book Value Per Common Share	$8.01	$7.82	$7.54

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Pre-tax pre-provision income:
Net interest income	$69,442	$67,492	$67,724
Noninterest income	27,355	26,622	19,273
Noninterest expense	51,859	54,552	50,271
Pre-tax pre-provision income	$44,938	$39,562	$36,726

Net securities gains	($6)	($23)	($19)
COVID-19 related	74	307	23
Voluntary early retirement	—	118	—
Branch consolidation	40	128	—
Core pre-tax pre-provision income	$45,046	$40,092	$36,730

Net charge-offs	$3,270	$4,825	$3,529